Exhibit 10.2

Lease between

IEF Vastgoed Pluto B.V.

and

Lionbridge Technologies B.V.

L  E  A  S  E    F  O  R    O  F  F  I  C  E    S  P   A  C  E

and other business premises within the meaning of Section 230a of Book 7 of the Dutch Civil code according to the model decided upon by the Raad voor Onroerende Zaken (Council for Real Estate Matters) in July 2003.

Reference to this model and its use are only permitted if the inserted, added or divergent text can easily be recognized as such. Additions and divergencies should preferably be included in the article “Special stipulations”. The Council accepts no responsibility for adverse consequences arising from the use of the text of the model.

The undersigned:

IEF( Vastgoed) Pluto B.V., with its registered office in Oranje Nassaulaan 25, 1025 AJ, Amsterdam, listed in the Trade Register under number 34170428, duly represented in this matter by de heer R.E. Snijders en de heer T.J. Pohle, hereinafter referred to as ‘the lessor’

and

Lionbridge Technologies B.V., with its registered office in Overschiestraat 55 , 1062 HN, Amsterdam, listed in the Trade Register in Amsterdam under number 33171474 duly represented in this matter by……….,

hereinafter referred to as ‘the lessee’

have agreed to the following lease:

The leased space, purpose and use

1.1	The lessor leases to the lessee and the lessee leases from the lessor the 695 sq.m. office space and 13sq.m. archive space, together with 12 parking spaces, hereinafter referred to as ‘the leased space’, located at Overschiestraat 55-57 te AMSTERDAM, recorded in the land register as Municipality of Amsterdam, section E, number 5468. This office space is further indicated on the drawing and a delivery report, both initialled by the parties, appended to and forming part of this lease. The delivery report shows which systems and other facilities do and which systems and facilities do not form part of the leased space and also gives a description of the condition of the leased space, possibly supplemented by photos initialled by the parties.

1.2	The lessee will use the leased space or cause it to be used exclusively as office space and parking space.

1.3	Without the lessor’s prior written permission the lessee is not allowed to put the leased space to any other use than that described in 1.2.

1.4	The highest permissible load on the floor(s) of the leased space is 250 kg/m².

Conditions

2.1	The ‘GENERAL CONDITIONS FOR LEASING OFFICE SPACE and other business premises within the meaning of Section 230 (a) of Book 7 of the Dutch Civil Code’, filed at the office of the District Court of The Hague on 11 July 2003 and registered under number 03-54, hereinafter referred to as the ‘general conditions’, form part of this lease. The parties are familiar with the contents of these general conditions, of which the lessor and lessee have received a copy.

2.2	The general conditions referred to in 2.1 are applicable except in so far as the conditions mentioned below expressly deviate from them or applicability in relation to the leased space is not possible.

Term, extension and termination

3.1	This lease is entered into for the period of 5 years, commencing on 1 July 2007 and ending on 30 June 2012.

3.2	Following the expiry of the period referred to in 3.1, this lease will be extended for a contiguous period of 5 years, that is until 30 June 2017. This lease will subsequently be continued for contiguous periods of 5 years.

3.3	Termination of this lease must take place by giving notice before the end of the lease term referred to in 3.2 with due observance of a period of notice of at least 12 months.

3.4	Notice of termination must be given by means of a writ or by registered letter.

Payment obligations, period of payment

4.1	The initial annual rent of the leased space is €103.754.50.

4.2	The parties agree that the lessor will not charge the lessee turnover tax on the rent.

If rent not subject to turnover tax has been agreed, the lessee will owe the lessor in addition to the rent a separate payment by way of compensation for the loss that the lessor or its successor(s) in title suffer(s) or will suffer because the turnover tax on the investments and operating costs of the lessor are not or no longer deductible. The provisions of 19.1 to 19.9 of the general conditions will then not be applicable.

4.3	If the parties have agreed on rent subject to turnover tax, the lessee and the lessor will make use of the option by virtue of Notification 45, decision of 24 March 1999, no. VB 99/571, to waive the right to submit a joint request to opt for rent subject to turnover tax. By signing the lease, the lessee declares, also on behalf of the lessor’s successor(s) in title, that it will continue to use the space or cause it to be used for purposes for which a complete or virtually complete right exists to deduct turnover tax pursuant to Section 15 of the Turnover Tax Act 1968.

4.4	The lessee’s financial year runs from 1 January to 31 December.

4.5	The rent will be adjusted annually on 1 July, for the first time commencing on 1 July 2008, in accordance with 9.1 to 9.4 of the general conditions.

4.6	The payments to be made by the lessee for additional supplies and services provided by or on behalf of the lessor will be determined in accordance with Article 16 of the general conditions and, as stipulated therein, a system of advance payments with settlement at a later date will be applied to this payment.

4.7.1	The lessee is required to make the following payments:

–	the rent
–	the separate payment if rent subject to turnover tax has not been agreed on
–	the turnover tax payable on the rent if the parties have agreed on rent subject to turnover tax
–	the advance payment for the additional supplies and services provided by or on behalf of the lessor plus the turnover tax payable thereon

4.7.2	The lessee will no longer be required to pay turnover tax on the rent if the leased space may no longer be leased subject to turnover tax, although the parties had agreed on this. If this is the case, the compensation for turnover tax set out in Article 19.3 (a) of the general conditions will be applicable and the compensation set out in Article 19.3 (a) under I will be agreed upon by parties.

4.8	For each term of payment of 3 calendar month(s) the following amounts will be payable for:

–	the rent (office space)	€23.456,25
–	the rent (archive space)	€232,38
–	the rent (parking space)	€2.250,00
–	the turnover tax payable on the rent	€4.928,34
–	the advance payment on additional supplies and services provided by or on behalf of the lessor together with the turnover tax payable thereon	€6.318,90

–	total	€37.185,87

4.9	In view of the date of commencement of this lease and the rent free period, the first payment of the additional supplies and services relates to the period between 1 July 2007 and 30 September 2007 and for this period amounts to € 6.318,90. This amount is inclusive of turnover tax, also as regards turnover tax on the rent, but only if the lessor is obliged to pay turnover tax on the rent. The lessee will pay this amount before or on 1 July 2007.

4.10	The periodic payments to be made by the lessee to the lessor under this lease as mentioned in 4.8 are payable in advance in a lump sum in euros and must be paid in full before or on the first day of the period to which the payments relate.

4.11	Unless stated otherwise, all amounts in this lease and the general conditions forming part of it are exclusive of turnover tax.

Supplies and services

5.	The parties agree that the following additional supplies and services will be provided by or on behalf of the lessor:

–	gas or oil consumption including standing charge
–	electricity consumption including standing charge for the systems and lighting of the shared areas
–	water consumption including standing charge
–	maintenance and regular inspection of the heating and the air-conditioning system(s)
–	ditto of the lift system(s)
–	ditto of the pressure water system(s)
–	ditto of the window-cleaning system
–	ditto of the fire detection, security, breakdown alarm and emergency power system(s)
–	sanitary facilities, towel dispensers, soap, etc.
–	cleaning costs of the shared areas, lifts, exterior glazing and exterior blinds, glazing of the shared areas, terraces, basement car park and/or outdoor car park
–	waste disposal, skip rental, etc.
–	insurance premium for exterior glazing
–	maintenance of grounds, gardens, plant tubs inside and outside, including the replacement of plants
–	administration fee 5% of the above-mentioned supplies and services

Bank guarantee

6.	The amount of the bank guarantee referred to in 12.1 of the general conditions is hereby set by the parties at € 37.185,87

Property management

7.1	Until the lessor announces otherwise, the management of the property will be carried out by CB Richard Ellis B.V.

7.2	Unless agreed otherwise in writing lessee will deal with the property manager.

8.	Special stipulations

8.1	Delivery
The space will be delivered in current state, including pantry and toilets.

8.2	Subletting Lessee is permitted to sublet the space after written approval from lessor. Lessor will not withhold his permission on unreasonable grounds.

8.3	Assignment
Lessee is permitted to assign the space after written approval from lessor. Lessor will not withhold his permission on unreasonable grounds.

8.4	Alterations
Lessee is permitted to make alterations to the space after written approval from Lessor. Lessor will not withhold his permission on unreasonable grounds.

8.5	Delivery of the space at the end of the lease
Lessee will deliver the space in current state including regular wear and tear.

8.6	Rent free periods
Lessee and lessor agree upon a rent free period of 12 months, divided over the lease period as follows:

–	1 Juli 2007 until 31 December 2007;
–	1 Juli 2008 until 31 Augustus 2008;
–	1 Juli 2009 until 31 Augustus 2009;
–	1 Juli 2010 until 31 Augustus 2010.

Drawn up and signed in triplicate.

place and date	place and date

/s/Teil van Straten	/s/ Stephen J. Lifshatz

IEF( Vastgoed) Pluto B.V.	Lionbridge Technologies B.V.

Appendices:

–	the general conditions
–	drawing(s) of the leased space
–	delivery report
–	bank guarantee
–	certified drawing and plan showing the parking spaces

Separate signature(s) of the lessee(s) for the receipt of its/their own copy of the ‘GENERAL CONDITIONS FOR LEASING OFFICE SPACE and other business premises within the meaning of Section 7:230 (a) of the Dutch Civil Code’ as referred to in 2.1.